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EXHIBIT 11


                                MOBILE MINI, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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
                                                                                           Year Ended December 31,
                                                                              1997                  1998                  1999
                                                                          -------------         -------------         -------------
BASIC:
Common shares outstanding, beginning of year                                  6,739,324             6,799,524             7,966,863
Effect of weighting shares:
   Weighted common shares issued                                                 12.823             1.040.099             2.186.223
                                                                          -------------         -------------         -------------

Weighted average number of common shares outstanding                          6,752,147             7,839,623            10,153,086
                                                                          -------------         -------------         -------------

Net income                                                                $   2,200,396         $   4,483,967         $   9,003,568
                                                                          =============         =============         =============

Earnings per share                                                        $        0.33         $        0.57         $        0.89
                                                                          =============         =============         =============

DILUTED:
Common shares outstanding, beginning of year                                  6,739,324             6,799,524             7,966,863
Effect of weighting shares:
   Weighted common shares issued                                                 12,823             1,040,099             2,186,223
   Employee stock options and warrants assumed converted                         48,156               577,545               487,352
                                                                          -------------         -------------         -------------

Weighted average number of common and common equivalent shares
  outstanding                                                                 6,800,303             8,417,168            10,640,438
                                                                          -------------         -------------         -------------


Net income (Note 1 of Notes to Consolidated Financial Statements)         $   2,200,396         $   4,483,967         $   9,003,568
                                                                          =============         =============         =============

Earnings per share                                                        $        0.32         $        0.53         $        0.85
                                                                          =============         =============         =============
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